UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Commission File Number: 333-198435

EDGE DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

delaware	46-3892319
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3550 Lenox Road NE. 21st Floor Atlanta GA 30326

(Address of principal executive offices)

(833) 682-2428

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock	EDGS	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2021, the Board of Directors of EDGE DATA SOLUTIONS, INC. (“EDSI” or “Company”) appointed Paul Manos to serve as the Company’s Chief Financial Officer. This appointment is currently on an interim, fractional basis and has no defined term.

Mr. Manos, 30, is a certified public accountant who has served as an accounting consultant to Edge Data Solutions, Inc. since August 2018. He is the Founder and President of Synergia CPA, LLC, SynergiaTech and Synergia Consultancy in Fort Collins, Colorado, which have provided public company accounting, management consulting and managed information technology services, to small businesses since 2016. Previously, he served as GrowFlow Corp.’s interim CFO during 2018 and 2019 and has provided audit preparation, financial reporting, management consulting and controllership services to several other small businesses in the public and private spaces. He also served small- and mid-sized public and other entities with United States reporting requirements as an external auditor, in roles ranging from Staff to Manager to Director, at BF Borgers CPA PC (2020, 2013-2015), Artesian CPA, LLC (2016-2018) and several other public accounting firms from 2017 to 2021.

The Company will furnish compensation of $10,000 per month for Mr. Manos’ services.

Item 9.01.	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE DATA SOLUTIONS, INC.

	By:	/s/ Delray Wannemacher
Date: January 6, 2022		Delray Wannemacher
CEO and Chairman of the Board